SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  October 31, 2009
Gilla Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-28107 (Commission File Number)	88-0399260 (IRS Employer Identification No)
112 North Curry Street, Carson City, NV. 89703
(Address of Principal Executive Offices)(Zip Code)
(416) 884-8807
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01	Completion of Private Placement
On October 31st, 2009, Gilla Inc. (“Gilla”) completed a Private Placement of 5 million shares for proceeds of $50,000 at $0.01 per share. The sole subscriber was Credifinance Capital Corp., a shareholder of the Corporation.
The issuance of the shares described above were exempt from registration under the Securities Act of 1933, as amended (“Act”), in reliance on Rule 506 of Regulation D and/or Section 4(2) of the Act. No general solicitation or advertising was used in connection with the transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption there from. The recipient of the shares confirmed that he was an accredited investor and was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The recipient of the shares had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate us.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GILLA INC.
By:	/s/ Georges Benarroch
Georges Benarroch President

November 3, 2009.